SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)


Filed by the registrant |X|


Filed by a party other than the Registrant |_|

Check the appropriate box:


|X|  Preliminary proxy statement


|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


|_|  Definitive proxy statement


|_|  Definitive additional materials


|_|  Soliciting material pursuant to Section 240.14a-11(c) or Section 240.14a-12



                                TELLURIAN, INC.
               ------------------------------------------------
               (Name of Registrant as Specified in Its Charter)



    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X|     No fee required.




|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


        (1)     Title of each class of securities to which transaction applies:
                _______________________________________________________________

        (2)     Aggregate number of securities to which transaction applies:
                _______________________________________________________________

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_____________________________

        (4)     Proposed maximum aggregate value of transaction:________________

        (5)     Total fee paid:_________________________________________________
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


(1)     Amount Previously Paid:_________________________________________________


(2)     Form, Schedule or Registration Statement No.____________________________


(3)     Filing Party:___________________________________________________________


(4)     Date Filed:_____________________________________________________________

PRELIMINARY COPIES               TELLURIAN, INC.
                              300 K Route 17 South
                            Mahwah, New Jersey 07430
                                 (201) 529-0939

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON NOVEMBER 17, 1997 AT 10:00 A.M.


To the Shareholders of Tellurian, Inc.

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of Tellurian, Inc., a Delaware corporation (the "Company" or "TELLURIAN"), will be held at the executive offices of Tellurian at 300 K Route 17 South on November 17, 1997 at the hour of 10:00 A.M. local time for the following purposes:

         (1)      To elect four Directors of the Company for the coming year;

         (2) To consider and vote upon the ratification, adoption and approval of an increase in the authorized number of shares of Common Stock, $.01 par value, to 25,000,000 shares; and

         (3) To transact such other business as may properly come before the Meeting.

         Only shareholders of record at the close of business on October 16, 1997 are entitled to notice of and to vote at the Meeting or any adjournment thereof.


                                            By Order of the Board of Directors

                                            Dr. Richard Swallow, Secretary

October 16, 1997

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                TELLURIAN, INC.
                             300 K Route 17 South
                           Mahwah, New Jersey 07430
                                (201) 529-0939


                                PROXY STATEMENT

         This Proxy Statement and the accompanying proxy are furnished by the Board of Directors of Tellurian, Inc. ("Tellurian" or "the Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Meeting") referred to in the foregoing notice. It is contemplated that this Proxy Statement (which includes the Company's annual report on Form 10-K for its fiscal year ended December 31, 1996), together with the accompanying form of proxy will be mailed together to shareholders on or about October 17, 1997.

         The record date for the determination of shareholders entitled to notice of and to vote at the Meeting is October 16, 1997. On that date there were issued and outstanding, 3,025,000 shares of Common Stock, par value $.01 per share. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share held in his name on the record date. In proposal No. 1, directors will be elected by a plurality of the votes cast at the Meeting. Proposal No. 2 will be decided by a majority of the Company's outstanding shares entitled to vote and all other proposals that may come before the meeting will be decided by a majority of the votes cast at the Meeting.

         All proxies received pursuant to this solicitation will be voted (unless revoked) at the Annual Meeting of November 17, 1997 or any adjournment thereof in the manner directed by a shareholder and, if no direction is made, will be voted for the election of each of the management nominees for director in Proposal No. 1 and in favor of Proposal No. 2. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the proxy holders will vote the proxies (which confer authority to such holders to vote on such matters) in accordance with their best judgment. A proxy given by a shareholder may nevertheless be revoked at any time before it is voted by communicating such revocation in writing to the transfer agent, Continental Stock Transfer & Trust Company, at 2 Broadway, 19th floor, New York, New York 10004 or by executing and delivering a later-dated proxy. Furthermore, any person who has executed a proxy but is present at the Meeting may vote in person instead of by proxy; thereby canceling any proxy previously given, whether or not written revocation of such proxy has been given.

         As of the date of this Proxy Statement, the Board of Directors knows of no matters other than the foregoing that will be presented at the Meeting. If any other business should properly come before the Meeting, the accompanying form of proxy will be voted in accordance with the judgment of the persons named therein, and discretionary authority to do so is included in the proxies. All expenses in connection with the solicitation of this proxy will be paid by the Company. In addition to solicitation by mail, officers, directors and regular employees of the Company who will receive no extra compensation for their services, may solicit proxies by telephone, telegraph or personal calls. Management does not intend to use specially engaged employees or paid solicitors for such solicitation. Management intends to solicit proxies which are held of record by brokers, dealers, banks, or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold the shares. All solicitation expenses will be borne by the Company.


                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of August 31, 1997 (except as otherwise noted below) regarding the beneficial ownership of the Company's Common Stock by all persons known by the Company to be beneficial owners of more than 5% of its Common Stock and all executive officers and directors, both individually and as a group. For purposes of calculating the amount of beneficial ownership and the respective percentages, the number of shares of Common Stock which may be acquired by a person within sixty days of August 31, 1997 are considered outstanding, but shall not be deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person.

                                              Amount
                                              and Nature         Approximate
Name and Address of                           of Beneficial      Percent
Beneficial Owner (1)                          Ownership (1)      of Class (2)
--------------------                          --------------     ------------

Dr. Ronald Swallow (3)(4)                     370,908                  12.0

Dr. Richard Swallow(3)(5)                     136,481                  4.5

Stuart French(3)(6)                           199,261                  6.3

Michael Hurd (3)(7)                                 0                  0

All officers and directors
 as a group (4 persons)(7)(8)                 706,650                  21.6

Mary Elizabeth
  Huggins Trust (9)                           430,049                  14.2

John A. Bruno (10)                            215,000                  6.9

Jericho Limited
c/o InterTrust Management
S.A. P.O. Box 3292

126 rue de la
Pelisserie 1211 Geneva 3
Switzerland (11)(12)                            2,200,000              42.1

Imafina S.A.
c/o Hubert Hendrickx
4 Route de Beaumont
CH 1701 Fribourg
Switzerland (11)(13)                              800,000              20.9
-------------

(1) Unless otherwise indicated below, all shares are owned beneficially and of record.

(2) Based upon 3,025,000 shares outstanding without giving effect to the issuance of shares under the Company's outstanding Warrants and Stock Options.

(3) The address for Dr. Ronald Swallow, Stuart French, Dr. Richard Swallow and Michael Hurd is c/o Tellurian, Inc. at 300K Route 17 South, Mahwah, NJ 07430.

(4) Includes options to purchase 73,000 shares, which options became exercisable at $5.00 per share commencing July 1, 1997.

(5) Includes options to purchase 27,000 shares, which options became exercisable at $5.00 per share commencing July 1, 1997.

(6) Includes options to purchase 150,000 shares, which options became exercisable at $5.00 per share commencing July 1, 1997.

(7) Does not include options to purchase 40,000 shares, which options become exercisable at $5.25 per share commencing January 1, 1998.

(8) Includes options to purchase 250,000 shares, which options became exercisable at $5.00 per share commencing July 1, 1997.

(9) Trust set up by Charles H. Powers, a founder and former shareholder, officer and director of the Company, for the benefit of his granddaughter, with Jane Powers Huggins as Trustee. The Trustee's address is 2419 West Sumter, Florence, SC 29572.

(10) The address for Mr. Bruno is c/o J.W. Barclay & Co., Inc., One Battery Park Plaza, 23rd Floor, New York, NY 10004. John A. Bruno, is a principal of Barclay, a registered broker-dealer. Michael J. Wills and John C. Cioffeletti, who are also principals of Barclay, beneficially own shares of the Company's Common Stock. See "Selling Stockholders." Mr. Bruno does not affirm the existence of a group and none of the shares owned by Barclay, if any, or Messrs. Wills or Cioffeletti are included in the table above as beneficially owned by Mr. Bruno.

(11)     Represents Common Stock issuable upon exercise of Warrants.

(12) The beneficial owner of Jericho Limited is Louis Carlos SantaMaria. The directors of Jericho Limited are Louis Carlos SantaMaria, and Jane Borgognon.

(13) The beneficial owner and sole officer and director of Imafina S.A. is Hubert Hendrickx.

                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

                 Management recommends that you vote in favor
                     of the nominees named to the Board of
                                  Directors.

                        Directors will be elected by a
                  plurality of the votes cast at the Meeting.

         Four directors are to be elected at the meeting for terms of one year each and until their successors shall be elected and qualified. It is intended that votes will be cast pursuant to such proxy for the election of the four persons whose names are first set forth below unless authority to vote for one or more of the nominees is withheld by the enclosed proxy, in which case it is intended that votes will be cast for those nominees, if any, with respect to whom authority has not been withheld. All of the nominees are now members of the Board of Directors. In the event that any of the nominees should become unable or unwilling to serve as a director, a contingency which the management has no reason to expect, it is intended that the proxy be voted, unless authority is withheld, for the election of such person, if any, as shall be designated by the Board of Directors. The following table sets forth information concerning each director and officer of the Company, each of which has been nominated to continue as a director of the Company.

                                        Term     First
                                         of      Became     Principal
Name                             Age    Office   Director   Occupation
----                             ---    ------   --------   ----------


Dr. Ronald Swallow                63      (1)      1988     Chairman of
                                                            the Board


Stuart French                     52      (1)      1995     President


Dr. Richard Swallow               59      (1)      1988     Vice President
                                                            Of Program
                                                            Management


Michael Hurd                      50      (1)      1997     Vice President of
                                                            Administration and
                                                            Finance and Chief
                                                            Financial Accounting
                                                            Officer

---------
(1) Directors are elected at the annual meeting of shareholders and hold office until the following annual meeting.

         Dr. Ronald Swallow has been the Chief Executive Officer, Chairman of the Board and Vice President-Engineering of Tellurian and its predecessor under the same name since 1988. Dr. Swallow has a Bachelor of Science degree in Engineering Physics, a Masters degree in Electrical Engineering and a Ph.D in Biophysics, all from the University of Illinois.

         Stuart French has been Chief Financial and Accounting Officer since January, 1996, has served as a member of the Board of Directors since March 1995, the President of the Company since October 1993, and prior thereto was the Vice President of Operations and Marketing from August 1991. Mr. French joined the Company after the sale of Flightmatic Corp. which he owned and operated from 1987 through 1991. Flightmatic was a flight simulation company manufacturing and selling low cost general aviation training equipment. Previously, he spent ten years at Grumman Aerospace as a Business Development Manager for US Air Force contracts. After receiving a BS degree in Marketing from New England College, Mr. French was a pilot in the US Navy.

         Dr. Richard Swallow has been a director of Tellurian and its predecessor under the same name since its inception in 1988. From 1988 to October 1993 Dr. Swallow also held the position of President. Since 1973, Dr. Swallow has been a member of the faculty and staff of Coker College in Hartsville, South Carolina, where he is currently the Director of Information Services. Dr. Swallow received his Ph.D. degree in Zoology from the University of Missouri in 1968, his Masters of Science degree from the University of Missouri in June 1966 and Bachelor of Science degree from the University of Illinois in June 1963.

         Michael Hurd joined the Company in February 1997 and was elected a director and Vice President of Administration and Finance and Chief Financial and Accounting in March 1997. Mr. Hurd has a BBS degree in Accounting from New Hampshire College and has been a Certified Public Accountant in New Jersey since 1973. Since 1985, he served in various officer capacities for Bobst Group Inc., a Swiss machinery manufacturing and sales company with revenues in excess of $200 million. Previously, Mr. Hurd was a partner in a printing machinery manufacturing and sales company in New Jersey. Prior to that, he served in various positions with the consulting group of a then Big 8 public accounting firm.

         The Company does not currently have any audit or compensation committees of the Board of Directors or independent directors. However, in accordance with recently promulgated regulations from NASDAQ, the Company is required to obtain two independent directors to join its Board of Directors and to serve on its Audit Committee on or before February 23, 1998. Tellurian is currently seeking two outside directors to join its board of directors.

         During 1996, no actual meetings were held by the board of directors. However, the board took action by unanimous written consent on seven occasions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. During 1996, Dennis Giunta filed a Form 4 late on one occasion; Jericho Limited and Imafina S.A. filed a Form 3 late on one occasion.

Executive Compensation

         Incorporated by reference is the contents of Item 10 of Tellurian's Form 10-KSB for its fiscal year ended December 31, 1996, a copy of which is annexed to this Proxy Statement as Exhibit A.

Certain Transactions

         Incorporated by reference is the contents of Item 12 of Tellurian's Form 10-KSB for its fiscal year ended December 31, 1996, a copy of which is annexed to this Proxy Statement as Exhibit A.

                                PROPOSAL NO. 2

         AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

         Management recommends that you vote in favor of this proposal. A majority of the Company's issued and outstanding shares entitled to be cast at the meeting is required to adopt the amendment.

         The Company's Board of Directors believes it advisable to amend the Company's Certificate of Incorporation to increase the authorized Common Stock from 10,000,000 shares of Common Stock, $.01 par value, to 25,000,000 shares of Common Stock, $.01 par value. Accordingly, the Board adopted a resolution proposing that an amendment (the "Amendment") to Article 4 of the Certificate of Incorporation be presented to the shareholders at the annual meeting for approval to effect this change in capital.

         As of September 30, 1997 the Company has 3,025,000 shares outstanding and has outstanding options, warrants and debentures exercisable or convertible into approximately 5,842,500 shares of Common Stock.

         The proposed increase in the number of authorized shares of Common Stock would give the Company the necessary shares of Common Stock to use in connection with the raising of capital (including a possible issuer tender offer to attempt to induce the exercise of Tellurian's outstanding Warrants), use in employee benefit plans, possible settlement of certain outstanding indebtedness and other corporate purposes. Except as stated above, the Company has no particular transaction in mind which would result in the issuance of Common Stock which is not already reserved for issuance. No further action nor authorization by the Company's shareholders would be necessary prior to issuance of the Common Stock, except as may be required for a particular transaction by the Company's Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company's Common Stock may then be listed. Adoption of the Amendment will eliminate the delay and expense involved in calling a special meeting of shareholders to authorize the Common Stock. Shareholders of the Company do not have any preemptive rights with respect to any of the presently authorized but unissued shares of Common Stock of the Company.

         The authority of the Board to issue Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, since the issuance of Common Stock would dilute the voting power of the Common Stock then outstanding. Such shares could also be sold in public or private transactions to purchasers who might assist the Board of Directors in opposing a takeover bid which the Board determines not to be in the best interests of the Company and its shareholders. Accordingly, the authority of the Board to issue Common Stock could be used in a manner calculated to prevent the removal of management, and make more difficult or discourage a change in control of the Company.

         The Company is not aware of any efforts to accumulate the Company's securities or to obtain control of the Company and has no present intention, agreement or negotiation requiring the issuance of any additional shares of Common Stock other than as described herein. The Company has no present intention of soliciting a shareholder vote on any proposal, or series of proposals, to deter takeovers.

         The affirmative vote of the owners of a majority of the issued and outstanding shares entitled to be cast at the meeting is required to adopt the Amendment. No dissenting shareholder will have a right of appraisal or right to receive payment for his stock by reason of such dissent.



                        FINANCIAL AND OTHER INFORMATION

         Accompanying this Proxy Statement as Exhibit A is the Company's 1996 Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996. The Company incorporates by reference the information contained in the Company's 1996 Annual Report.

                                   AUDITORS

         The principal accountant who has been selected by the Company for the current fiscal year is Miller, Ellin & Co. who served as the Company's independent public accountant for the fiscal year ended December 31, 1996. It is expected that a representative of Miller, Ellin & Co. will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the Annual Meeting.

                    AVAILABILITY OF SECURITIES AND EXCHANGE
                           COMMISSION'S FORM 10-KSB

         THE COMPANY'S REPORT FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1996 ON FORM 10-KSB INCLUDES THE FINANCIAL STATEMENTS, SCHEDULES AND EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; SUCH REPORT IS AVAILABLE WITHOUT CHARGE TO THE STOCKHOLDERS UPON WRITTEN REQUEST. SUCH MATERIAL CAN BE OBTAINED BY WRITING TELLURIAN, INC., ATTENTION SHAREHOLDER RELATIONS, 300 K ROUTE 17 SOUTH, MAHWAH, NEW JERSEY 07430.

Stockholders Proposals for the Next Annual Meeting

         Proposals of security holders intended to be presented at the next Annual Meeting must be received by the Company for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting as soon as possible no later than June 19, 1998.

                                                Tellurian, INC.

                                                Dr. Richard Swallow, Secretary

                                  EXHIBIT "A"

Tellurian's Form 10-KSB for its fiscal year ended December 31, 1996.

PRELIMINARY COPIES                   PROXY

                     TELLURIAN, INC. - 1997 ANNUAL MEETING
                 To be held on November 17, 1997 at 10:00 A.M.
          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned shareholder of Tellurian, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated October 16, 1997 and hereby constitutes and appoints Stuart French and Dr. Ronald Swallow or either of them acting singularly in the absence of the other, with a power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of the Company held by the undersigned at the Annual Meeting of Shareholders of the Company to be held at the offices of Tellurian, Inc. at 300 K Route 17 South, Mahwah, NJ 07430 on November 17, 1997, at 10:00 A.M. local time and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

1.       The election of the four directors nominated by the Board of Directors.

         FOR all nominees listed below (except            WITHHOLD AUTHORITY to vote
         as indicated below), please check here  [ ]      for all nominees listed below, please check here [ ]

         Stuart French                                        Michael Hurd
         Dr. Ronald Swallow                                   Dr. Richard Swallow

To withhold authority to vote for any individual nominee or nominees write such nominee's or nominees' name(s) in the space provided ______________________

2. Consider and vote upon the approval of an amendment to the Company's Certificate of Incorporation to increase the authoried number of shares of Common Stock from 10,000,000 shares, $.01 par value, to 25,000,000 shares, $.01 par value.

         FOR                      AGAINST                  ABSTAIN
         please check here [ ]    please check here [ ]    please check here [ ]

3. In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors favors a "FOR" designation for proposals 1 and 2. This proxy when properly executed will be voted as directed. If no direction is indicated, the proxy will be voted in favor of the four directors named in proposal no. 1 and in favor of proposal no. 2.

                               Dated __________________________________1997

                               _________________________________________(L.S.)

                               _________________________________________(L.S.)

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope and mailed in the United States.

  PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.